Exhibit 99.2

Notice of Withdrawal

GENERAL CABLE CORPORATION

OFFER TO EXCHANGE
ITS SUBORDINATED CONVERTIBLE NOTES DUE 2029
FOR ITS OUTSTANDING
1.00% SENIOR CONVERTIBLE NOTES DUE 2012
(CUSIP NOS. 369300AJ7 AND 369300AK4)

Pursuant to the Prospectus Dated October 27, 2009

THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 24, 2009, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERED 1.00% SENIOR CONVERTIBLE NOTES DUE 2012 MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The undersigned acknowledges receipt of the Preliminary Prospectus dated October 27, 2009, as it may be amended from time to time (the “Prospectus”), of General Cable Corporation, a Delaware corporation (the “Company”), in connection with the offer to exchange (the “Exchange Offer”) the Company’s newly issued Subordinated Convertible Notes due 2029 for the Company’s outstanding 1.00% Senior Convertible Notes due 2012 (the “2012 Notes”) that are validly tendered and not validly withdrawn upon the terms and subject to the conditions set forth in the Prospectus. All withdrawals of the 2012 Notes previously tendered in the Exchange Offer must comply with the procedures described in the Prospectus under “The Exchange Offer — Withdrawal Rights.”

The undersigned has identified in the table below the 2012 Notes that it is withdrawing from the Exchange Offer:

DESCRIPTION OF 2012 NOTES WITHDRAWN
	Principal Amount	Date(s) 2012 Notes
Principal Amount Previously Tendered	Withdrawn*	were Tendered

TOTAL PRINCIPAL AMOUNT WITHDRAWN:

* 2012 Notes may be withdrawn in whole or in part in integral multiples of $1,000. All 2012 Notes listed under “Principal Amount Previously Tendered” shall be deemed withdrawn unless a lesser number is specified in this column.

You may transmit this Notice of Withdrawal to the Exchange Agent, D.F. King & Co., Inc., at the address listed on the back of the Prospectus, or by facsimile transmission at (212) 809-8838 (for eligible institutions only).

If any 2012 Notes were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number below. This form should only be used for withdrawals of 2012 Notes delivered through DTC if the undersigned needs to withdraw 2012 Notes on the final day of the Exchange Offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for withdrawal.

If you hold your 2012 Notes through a broker, dealer, commercial bank, trust company, custodian or similar institution, do not submit this form to D.F. King & Co., Inc. If you hold your 2012 Notes through such an institution, that institution must deliver the notice of withdrawal with respect to any 2012 Notes you wish to withdraw. You should consult the institution through which you hold your 2012 Notes regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to D.F. King & Co., Inc. on your behalf on or prior to midnight, New York City time, on the Expiration Date.

This notice of withdrawal must be signed below by the registered holder(s) of the 2012 Notes tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such 2012 Notes. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to act. In the case of certificated securities, this notice of withdrawal must be accompanied by documents of transfer sufficient to have the trustee under the indenture governing the 2012 Notes register the transfer of the 2012 Notes into the name of the person withdrawing the tender.

NAME (S):
Please Print

ACCOUNT NUMBER (S):

X

X
Signature(s)

CAPACITY (FULL TITLE):

ADDRESS (INCLUDING ZIP CODE):

AREA CODE AND TELEPHONE NUMBER:

TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER:

DTC PARTICIPANT NUMBER (IF APPLICABLE):

DATED:  , 2009

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding, absent a finding to the contrary by a court of competent jurisdiction. None of the Company, the Dealer Managers, the Exchange Agent, the Information Agent (each as defined in the Prospectus) or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.

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